                               AMENDMENT No. 1 to

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement                [ ] Confidential, For Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          ABM INDUSTRIES INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

             [X] No fee required.

             [ ] Fee computed on table below per Exchange Act Rules
                 14a-6(i)(1) and 0-11.

             (1) Title of each class of securities to which transaction applies:

                                       N/A
--------------------------------------------------------------------------------

             (2) Aggregate number of securities to which transaction applies:

                                       N/A
--------------------------------------------------------------------------------

             (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                                       N/A
--------------------------------------------------------------------------------

             (4) Proposed maximum aggregate value of transaction:

                                       N/A
--------------------------------------------------------------------------------

             (5) Total fee paid:

                                       N/A
--------------------------------------------------------------------------------

             [ ] Fee paid previously with preliminary materials:


--------------------------------------------------------------------------------

             [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

             (1) Amount previously paid:

                                       N/A
--------------------------------------------------------------------------------

             (2) Form, Schedule or Registration Statement no.:

                                       N/A
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             (3) Filing Party:

                                       N/A
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             (4) Date Filed:

                                       N/A
--------------------------------------------------------------------------------

                       [ABM INDUSTRIES INCORPORATED LOGO]
                         160 Pacific Avenue, Suite 222
                        San Francisco, California 94111
                            ------------------------

               NOTICE OF THE 2002 ANNUAL MEETING OF STOCKHOLDERS

                            TUESDAY, MARCH 12, 2002
                                   10:00 A.M.
                            ------------------------

To Our Stockholders:

     The 2002 Annual Meeting of Stockholders of ABM Industries Incorporated (the "2002 Annual Meeting") will be held at the Concordia-Argonaut Club, 1142 Van Ness Avenue, San Francisco, California 94109, on Tuesday, March 12, 2002 at 10:00 a.m. for the following purposes:

     (1) to elect three directors;

     (2) to approve the Company's 2002 Price-Vested Performance Stock Option Plan as set forth and further described in the attached Proxy Statement; and

     (3) to transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of the Company at the close of business on January 18, 2002 (the "Stockholders") will be entitled to vote at the 2002 Annual Meeting and any adjournments thereof. A complete list of the Company's Stockholders entitled to vote at the 2002 Annual Meeting will be available for examination by any Stockholder for ten days prior to the meeting during normal business hours at the Company's corporate headquarters.

                                          By Order of the Board of Directors

                                          /s/ HARRY H. KAHN, ESQ.
                                          Harry H. Kahn, Esq.
                                          Senior Vice President, General Counsel
                                          & Corporate Secretary

San Francisco, California
February 11, 2002

              WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING
                IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE,
                  TELEPHONE AND INTERNET VOTING ARE AVAILABLE.

                       [ABM INDUSTRIES INCORPORATED LOGO]
                         160 Pacific Avenue, Suite 222
                        San Francisco, California 94111
                            ------------------------

                                PROXY STATEMENT

     The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of ABM Industries Incorporated, a Delaware corporation (the "Company"), for use at the 2002 Annual Meeting of Stockholders of the Company (the "2002 Annual Meeting") to be held at the Concordia-Argonaut Club, 1142 Van Ness Avenue, San Francisco, California 94109, on Tuesday, March 12, 2002 at 10:00 a.m. and at any adjournments of the 2002 Annual Meeting, for the purposes set forth in the accompanying notice.

     Only Stockholders of record of the Company (the "Stockholders") at the close of business on January 18, 2002 will be entitled to vote at the 2002 Annual Meeting. At the close of business on that date, there were outstanding 24,520,144 shares of the Company's common stock ("ABM Common Stock"). Each share of ABM Common Stock is entitled to one vote on each of the matters to be presented at the 2002 Annual Meeting.

     A majority of the Company's outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if the Stockholder: (a) is present and votes in person at the meeting, or (b) has properly given his or her proxy to vote using the enclosed proxy card, or using the telephone or Internet procedures. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied. With regard to the election of directors, votes may be cast "For" or "Withhold Authority." Votes that are withheld and broker non-votes are excluded entirely from the vote and have no effect on the outcome of the election of directors. An abstention may be specified on Item 2. Abstentions and broker non-votes on Item 2 will have the effect of a vote against this proposal because approval requires the affirmative vote of the majority of shares present in person or by proxy and entitled to vote.

     If the enclosed form of proxy is properly signed and returned, or telephone and Internet instructions are properly followed, the shares represented thereby will be voted at the 2002 Annual Meeting in accordance with the instructions specified thereon. If no choice is specified, the proxy holders will vote the shares represented: (i) "For" the election of the nominees as directors, (ii) "For" Item 2, and (iii) in their discretion on other matters. Full instructions for voting by mail, telephone and Internet are included on the proxy card. A proxy may be revoked by submitting a proxy with a later date signed as the stockholder's name appears on the account. Telephone or Internet votes can be revoked by a subsequent vote using the assigned control number shown on the proxy card.

     The expense of soliciting proxies will be paid by the Company. The Company will request brokers, custodians, nominees and other record holders to forward copies of the proxies and soliciting materials to persons for whom they hold shares of ABM Common Stock and to request authority for the exercise of proxies; in such cases, the Company will reimburse such entities for their reasonable expenses. Following the original mailing of the proxies and soliciting materials, employees of the Company may, for no additional compensation, solicit proxies by mail, electronically or personally.

     This proxy statement ("Proxy Statement") and the accompanying proxy card were first sent to Stockholders on or about February 11, 2002.

ITEM I -- ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation divides the Board into three classes, with each class serving a three-year term. Currently, the total number of directors comprising the Board is set by the Company's Bylaws at ten. Three members of the current Board have terms expiring at the 2002 Annual Meeting, four have terms expiring at the 2003 Annual Meeting of Stockholders, and three have terms expiring at the 2004 Annual Meeting.

     In the absence of instructions to the contrary, shares represented by valid proxies will be voted "For" the election of the persons nominated by the Board, who are named in the following table. The nominees receiving the highest number of votes will be elected.

     The Company has no reason to believe that the nominees for election will be unable or unwilling to serve if elected as directors. However, if any nominee is unable or unwilling to be a candidate for the office of director at the date of the 2002 Annual Meeting, or any adjournment thereof, the proxy holders will vote for such substitute nominee as they shall in their discretion determine.

     The Nominating, Governance & Succession Committee of the Board will consider nominees recommended by Stockholders. The Company's Bylaws provide that Stockholders intending to nominate candidates for election as directors at an Annual Meeting of Stockholders must give the prescribed notice to the Secretary of the Company at least sixty days prior to the first anniversary of the mailing of the Proxy Statement in connection with the previous year's Annual Meeting. No such notice has been given with respect to the 2002 Annual Meeting.

     The following table contains information about the nominees and the Company's other directors based on data furnished by them.

NOMINEES FOR ELECTION AS DIRECTORS FOR A TERM ENDING AT THE 2005 ANNUAL MEETING

                                                                                               SERVED AS
                                                   PRINCIPAL OCCUPATIONS AND BUSINESS          DIRECTOR
NAME                             AGE               EXPERIENCE DURING PAST FIVE YEARS             SINCE
----                             ---               ----------------------------------          ---------
Maryellen C. Herringer           58        Attorney-at-law; Retired Executive Vice President
                                           & General Counsel of APL Limited, an international
                                           provider of transport and logistics services(1)       1993
Charles T. Horngren              75        Edmund J. Littlefield Professor of Accounting,
                                           Emeritus, Stanford Business School; author and
                                           consultant(2)                                         1973
Martinn H. Mandles               61        Chairman of the Board of the Company since
                                           December 1997; Chief Administrative Officer since
                                           November 1991; Executive Vice President from
                                           November 1991 to December 1997                        1991

---------------
(1) Maryellen C. Herringer is a member of the Board of Directors of Golden West Financial Corporation, a publicly-held company; and World Savings Bank, a wholly-owned subsidiary of Golden West Corporation.

(2) Charles T. Horngren is a member of the Board of Directors of Interplast, Inc., a privately-held company.

  DIRECTORS CONTINUING IN OFFICE FOR A TERM ENDING AT THE 2003 ANNUAL MEETING

                                                                                               SERVED AS
                                                   PRINCIPAL OCCUPATIONS AND BUSINESS          DIRECTOR
             NAME                AGE               EXPERIENCE DURING PAST FIVE YEARS             SINCE
             ----                ---               ----------------------------------          ---------
Linda L. Chavez                  54        President of the Center for Equal Opportunity;        1997
                                           author and nationally syndicated columnist and
                                           television commentator
Henrik C. Slipsager              47        President & Chief Executive Officer of the Company    2000
                                           since November 2000; Executive Vice President of
                                           the Company, and President of the Janitorial
                                           Services Division, from November 1999 to October
                                           2000; Senior Vice President of the Company, and
                                           Executive Vice President of the Janitorial
                                           Services Division, from January 1997 to October
                                           1999.
Theodore T. Rosenberg            93        Vice Chairman of the Company's Executive Committee    1962
                                           since November 2000; Chairman of the Executive
                                           Committee from January 1990 to October 2000(3)
William W. Steele                65        Chairman of the Company's Executive Committee         1988
                                           since November 2000; President & Chief Executive
                                           Officer of the Company from November 1994 to
                                           October 2000(4)

  DIRECTORS CONTINUING IN OFFICE FOR A TERM ENDING AT THE 2004 ANNUAL MEETING

                                                                                               SERVED AS
                                                   PRINCIPAL OCCUPATIONS AND BUSINESS          DIRECTOR
NAME                             AGE               EXPERIENCE DURING PAST FIVE YEARS             SINCE
----                             ---               ----------------------------------          ---------
Luke S. Helms                    58        Managing Partner, Sonata Capital Management since     1995
                                           June 2000; Vice Chairman of KeyBank from April
                                           1998 to March 2000; Vice Chairman of BankAmerica
                                           Corporation and Bank of America NT&SA from May
                                           1993 to October 1996
Henry L. Kotkins, Jr.            53        President & Chief Executive Officer of Skyway         1995
                                           Luggage Company(5)
William E. Walsh                 70        Consultant to the San Francisco 49ers since June      1993
                                           2001; General Manager of the San Francisco 49ers
                                           from January 1999 to May 2001; author and
                                           management consultant from January 1993 to
                                           December 1998

---------------
(3) Theodore Rosenberg retired as an officer and employee of the Company as of December 31, 1989 after sixty-one years of service. He also serves as a consultant to the Company.

(4) William W. Steele retired as an officer and employee of the Company effective as of October 31, 2000 after forty-three years of service. He is also a director of Labor Ready, Inc., a publicly-held company.

(5) Henry L. Kotkins, Jr. is a member of the Board of Directors of Skyway Luggage Company, a privately-held company.

             FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

     The standing committees of the Board are the Audit Committee, Executive Committee, Executive Officer Compensation & Stock Option Committee, and the Nominating, Governance & Succession Committee. The members and functions of these committees are as follows:

     Audit Committee. The Audit Committee oversees the corporate financial reporting process and the internal and external audits of the Company, and ensures that there is effective communication among the Board, management and outside auditors. The responsibilities of the Audit Committee include: (1) recommending outside auditors for approval by the Board, (2) approving fees for the annual audit and related services, (3) ensuring the independence of the outside auditors, (4) reviewing the Company's system of internal accounting controls, (5) reviewing the Company's quarterly and annual financial statements, and discussing them with management and the independent auditors, and (6) making inquiries into matters within the scope of the Audit Committee's functions, and retaining outside counsel if deemed appropriate in connection with such inquiries. The current members of the Audit Committee are Charles T. Horngren, Chairman; Luke S. Helms and Maryellen C. Herringer.

     Executive Committee. The Executive Committee has the authority to exercise all power and authority of the Board in the management of the business and affairs of the Company, except for: (1) any functions delegated to other committees of the Board, and (2) any powers which, under Delaware law, may only be exercised by the full Board. The current members of the Executive Committee are William W. Steele, Chairman; Theodore T. Rosenberg, Vice Chairman and Henrik
C. Slipsager. Martinn H. Mandles is a non-voting member.

     Executive Officer Compensation & Stock Option Committee. The Executive Officer Compensation & Stock Option Committee is responsible for: (1) reviewing and recommending to the Board the compensation and other contractual terms and conditions for employment of the Company's executive officers, and any and all former executive officers of the Company who continue or resume service to the Company as non-officer employees or independent contractors, (2) reviewing the compensation and other contractual terms of other corporate or subsidiary employees whose annual cash compensation exceeds $250,000, (3) administering the Company's stock option plans and authorizing grants thereunder, and (4) administering the Company's employee stock purchase plan. The current members of the Executive Officer Compensation & Stock Option Committee are: Maryellen C. Herringer, Chairman; Henry L. Kotkins, Jr. and William E. Walsh.

     Nominating, Governance & Succession Committee. The Nominating, Governance & Succession Committee is responsible for: (1) making recommendations to the Board as to the optimal number of directors on the Board, (2) reviewing and recommending criteria and candidates for selection of new directors and the reelection of incumbent directors, (3) reviewing and recommending management succession plans, and (4) all matters of corporate governance. The current members of the Nominating, Governance & Succession Committee are: Luke S. Helms, Chairman; Linda Chavez and Henry L. Kotkins, Jr.

MEETINGS AND ATTENDANCE

     During the fiscal year ended October 31, 2001 ("Fiscal 2001"), the Board met four times; the Executive Committee met twenty-five times; the Audit Committee met five times; the Executive Officer Compensation & Stock Option Committee met five times; and the Nominating, Governance & Succession Committee met twice. During this period, no director attended less than seventy-five percent of the total number of meetings of the Board and of the Committees of which he or she was a member.

COMPENSATION OF DIRECTORS

     During Fiscal 2001, Directors who were not current employees of the Company ("Outside Directors") were paid retainer fees of $24,000 per year and $2,000 for each Board or Committee meeting attended. Outside Directors who served as chairpersons of the standing committees of the Board received an additional retainer fee of $2,000 per year. Pursuant to the terms of the Company's Time-Vested Incentive Stock Option Plan adopted in 1987, as amended, each Outside Director also received an annual grant of stock options in the amount of 5,000 shares of ABM Common Stock on the first day of Fiscal 2001. In addition, each Outside Director was entitled to receive $350 per hour for each hour of other services rendered to the Company. In Fiscal 2001, the aggregate amount paid to Outside Directors for additional services was $23,450. The Company reimbursed its Outside Directors for expenses incurred in attending Board and Committee meetings, and for certain other out-of-pocket expenses.

     Since June 1992, the Company has entered into Director Retirement Benefit Agreements with all Outside Directors. These agreements provide that, upon the retirement of such Outside Directors from the Board, the Company will pay them the monthly retainer they were receiving at the time of their retirement (subject to a ten percent reduction for every year of service as an outside director less than ten) for a maximum period of ten years. The retired Director may elect to receive such payment monthly, or in a lump sum discounted to present value at the time of retirement. However, Directors under 72 years of age who retire with fewer than five years of service as Outside Directors, are not entitled to any benefits under these agreements. The Company has also entered into Director Indemnification Agreements with each of its directors. These agreements, among other things, require the Company to indemnify its directors against certain liabilities that may arise by reason of their status of service as Directors, to the fullest extent provided by Delaware state law.

     Theodore Rosenberg, an Outside Director of the Company since November 1990, retired as an officer and employee of the Company in December 1989. Since January 1990, Theodore Rosenberg has provided consulting services to the Company on a month-to-month basis, for which services he currently receives a fee of $8,333.33 per month in addition to the compensation set forth above for Outside Directors in general. The late Sydney J. Rosenberg retired as a director, officer and employee of the Company in December 1997. Pursuant to his previous employment contract, the Company began making payments to Sydney J. Rosenberg and will continue making payments of $8,333.33 per month to his estate for a period of ten years ending November 2007. The Company also provides medical benefits to the widow of Sydney J. Rosenberg in an amount not to exceed $6,000 per year. William W. Steele, an Outside Director of the Company since November 2000, retired as an officer and employee of the Company in October 2000. Pursuant to his previous employment contract, the Company has begun making payments of $8,333,33 per month to Mr. Steele for a period of ten years ending May 2011. The Company will also provide limited medical and dental benefits for William W. Steele and his wife until each is age seventy-five, and for their minor child until such time as he is no longer an eligible dependent. The current estimated cost of these benefits is $901.26 per month. Since November 2000, William W. Steele has served as Chairman of the Executive Committee of the Board, for which services he currently receives a retainer fee of $8,333.33 a month in addition to the compensation set forth above for Outside Directors.

ITEM 3 -- APPROVAL OF THE COMPANY'S 2002 PRICE-VESTED PERFORMANCE STOCK OPTION PLAN

     On December 11, 2001, the Board adopted the 2002 Price-Vested Performance Stock Option Plan (the "2002 Plan"). Adoption of the 2002 Plan is subject to Stockholder approval at the 2002 Annual Meeting. The following discussion provides a summary of the 2002 Plan.

PURPOSE OF THE PLAN

     The 2002 Plan is intended to help recruit, motivate, retain and reward senior executives. The 2002 Plan is also intended to provide the Company and its subsidiaries with the ability to utilize incentives which are more directly linked to increases in the price per share of ABM Common Stock.

ADMINISTRATION

     The 2002 Plan will be administered by the Executive Officer Compensation & Stock Option Committee (the "Committee"). Members of the Committee must qualify as "nonemployee directors" under Rule l6b-3 of the Securities and Exchange Act of 1934, and as "outside directors" under Section 162(m) of the Code.

     Subject to the terms of the 2002 Plan, the Committee has the sole discretion to determine the participants in the Plan, the number of shares of ABM Common Stock to be covered by each stock option ("Option") granted, and the terms and conditions of such grants, except that during the life of the 2002 Plan, no participant may be granted Options for more than 100,000 shares. The Committee also has the authority to adopt, alter and repeal administrative rules, guidelines and practices, to interpret the terms and provisions of the 2002 Plan and any Option issued thereunder and to otherwise supervise the administration of the 2002 Plan.

GENERAL

     The number of shares authorized for issuance under the 2002 Plan is 2,000,000. If an Option granted under the 2002 Plan terminates without being exercised, shares subject to such Option will be available for future grants under the Plan. None of the Options will be "incentive stock options" within the meaning of Section 422 of the Code.

     In the event of a merger, reorganization, consolidation, recapitalization, stock split, extraordinary distribution with respect to the ABM Common Stock or other similar event affecting ABM Common Stock, the Committee or the Board will make adjustments or substitutions, as appropriate, in the number, class and option price of shares authorized or outstanding as Options,

ELIGIBILITY

     The Committee has established that senior executives who are full-time employees of the Company or its subsidiaries, and who are responsible for, or contribute to, the profitable growth of the Company or its subsidiaries are eligible to receive Options under the 2002 Plan.

TERM OF OPTIONS

     The term of each Option will be ten years, unless earlier terminated under the circumstances described below.

EXERCISE PRICE OF OPTIONS

     In general, the exercise price of each Option will be the fair market value ("Fair Market Value") per share of ABM Common Stock on the date of grant. Fair Market Value means, as of any given date, the average of the highest and lowest reported trades of ABM Common Stock on the New York Stock Exchange Composite Tape for that date or, if there were no trades on that date, the Fair Market Value per share on the nearest trading day after that date. The exercise price of each Option must be paid in full in cash at the time of exercise.

EXERCISABILITY AND VESTING OF OPTIONS

     Each Option is exercisable only if such Option has vested. Each Option will vest on the business day immediately preceding the eighth (8th) anniversary of its grant; provided that it has not terminated prior to that date. The vesting of any Option can also accelerate and become immediately exercisable if prior to the fourth (4th) anniversary of its grant, the Fair Market Value of a share of ABM Common Stock equals or exceeds a "Vesting Price" assigned to such Option by the Committee at the date of its grant. In order for accelerated vesting to occur, the Fair Market Value of a share of ABM Common Stock must equal or exceed the Vesting Price of the Option for a period of at least ten (10) trading days in any period of thirty (30) consecutive trading days. It is expected that the Vesting Prices assigned by the Committee to the grants of Options will be: $35, $40, $45 and $50. However, actual Vesting Prices may be higher or lower than those amounts. In no event, however, may any Option be exercised sooner than the first anniversary of its grant date.

     If the optionee's employment terminates by reason of death or disability, or if such employment is terminated by the Company without cause, those Options will be exercisable only within ninety days of termination, and only if those Options are then vested. If the optionee's employment terminates by reason of retirement or other "voluntary quit" prior to the vesting of an Option, those Options will terminate immediately. If the optionee's employment is terminated by the Company for cause prior to the vesting of an Option, those unexercised Options will terminate immediately. If the optionee's employment is terminated for any reason after an Option has vested, those Options will be exercisable only within ninety days of such termination.

     The right of any participant to exercise an Option may not be transferred in any way other than: (1) pursuant to a beneficiary designation satisfactory to the Committee, or (2) by will or the laws of descent and distribution. All Options are exercisable by an Optionee during his or her lifetime only by the Optionee, or any guardian or legal representative or permitted transferee.

2002 PLAN AWARDS

     As described earlier, the Committee has discretion to determine the number of Options to be granted to any individual under the 2002 Plan. Accordingly, the actual number of Options to be granted to any individual is not determinable. Subject to Stockholder approval of the 2002 Plan, the Committee may grant Options to eligible senior executives at a future date.

CHANGE IN CONTROL

     Options will become fully vested and exercisable upon a Change in Control (as defined in the 2002 Plan) during the ninety-day period from and after a Change in Control. The 2002 Plan also provides that during the ninety-day period following a Change in Control, the holder of an Option has the right to surrender such Options for cash in an amount equal to the difference between the "Change in Control Price" (as defined in the 2002 Plan) and the exercise price.

AMENDMENT AND TERMINATION

     The 2002 Plan will terminate on December 11, 2011. The Committee may amend or terminate the 2002 Plan as of any earlier date.

TAX ASPECTS

     The following discussion is intended to provide an overview of the U.S. federal income tax laws which are generally applicable to awards granted under the 2002 Plan as of the date of this Proxy Statement. People in differing circumstances may have different tax consequences, and federal tax laws may change in the future. This discussion is not to be construed as tax advice.

     A participant will not realize income at the time an Option is granted. Instead, upon exercise of the Option, the participant will recognize ordinary income equal to the difference between the Fair Market Value of the shares on the date of exercise and the exercise price. Any price gain or loss recognized upon any later disposition of the shares generally will be capital gain or loss.

     The Company generally will be entitled to a tax deduction for an award in an amount equal to the ordinary income realized by the participant at the time the participant exercises an Option. In addition, Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1 million. However, the Company can preserve the deductibility of certain compensation in excess of $1 million if it complies with conditions imposed by Section 162(m), including the establishment of a maximum number of shares with respect to which Options may be granted to any one employee. The 2002 Plan has been designed so that Options granted thereunder will qualify as performance-based compensation, thereby preserving the deductibility.

     The affirmative vote of the majority of the shares represented at the 2002 Annual Meeting and entitled to vote on this proposal will be necessary to approve the 2002 Plan. The Board believes that the 2002 Plan will be valuable to the Company in attracting and retaining the services of key executives upon whom the Company's success depends.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
                  "FOR" THE PROPOSAL TO APPROVE THE 2002 PLAN

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company serving as such as of the end of the fiscal year as well as one officer who retired during the fiscal year, for all services in all capacities rendered to the Company and its subsidiaries during the fiscal years ended October 31, 2001, 2000 and 1999 is set forth below. Columns regarding "Other Annual Compensation," "Restricted Stock Awards," and "Long-Term Incentive Plan Payouts" are excluded because no reportable payments in those categories were made to these executive officers in or for the relevant years.

                                                                            LONG TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                                                           ------------
                                                  ANNUAL COMPENSATION(L)    SECURITIES        ALL
                                         FISCAL   ----------------------    UNDERLYING       OTHER
    NAME AND THEN CURRENT TITLE(S)        YEAR    SALARY($)    BONUS($)     OPTIONS(#)    COMPENSATION
    ------------------------------       ------   ----------   ---------   ------------   ------------
Henrik C. Slipsager....................   2001     $650,000    $195,356(2)    62,500             -0-
  President & Chief Executive Officer     2000      401,322     189,047          -0-             -0-
  since November 2000; Executive Vice     1999      383,673     118,870          -0-             -0-
  President of the Company, and
  President of the Janitorial Services
  Division, since November 1999; Senior
  Vice President of the Company, and
  Executive Vice President of the
  Janitorial Services Division, from
  January 1997 to October 1999
Martinn H. Mandles.....................   2001     $445,232    $140,562          -0-             -0-
  Chairman of the Board since December    2000      424,840     128,436          -0-             -0-
  1997; Chief Administrative Officer      1999      406,157     248,233          -0-             -0-
  since November 1991
Jess E. Benton.........................   2001     $450,000    $ 94,791          -0-             -0-
  Chief Operating Officer since           2000      355,059     151,002          -0-             -0-
  November 2000; Executive Vice           1999      339,445     145,291          -0-             -0-
  President since November 1999; Senior
  Vice President from July 1994 through
  October 1999
Harry H. Kahn..........................   2001     $278,625    $ 80,754          -0-             -0-
  Senior Vice President since November    2000      265,864     115,544       32,500             -0-
  1999; General Counsel & Corporate       1999      254,172     111,174          -0-             -0-
  Secretary since May 1988; Vice
  President from November 1985 through
  October 1999
Donna M. Dell..........................   2001     $224,244    $ 52,392          -0-             -0-
  Senior Vice President of Human          2000      196,638      36,902       32,500             -0-
  Resources since November 1999; Chief    1999      187,990      35,506          -0-             -0-
  Employment Counsel since April 1997;
  Vice President of Human Resources
  from July 1994 through October 1999
David H. Hebble........................   2001     $229,143    $ 49,987          -0-        $122,967(3)
  Senior Vice President from November     2000      327,972     108,323       32,500             -0-
  1999 until his retirement in June       1999      313,549     104,226          -0-             -0-
  2001; Chief Financial Officer since
  October 1979; Vice President from
  October 1979 through October 1999

---------------
(1) Includes amounts deferred under the Company's Deferred Compensation Plan.

(2) Includes $50,000 signing bonus paid to Mr. Slipsager upon his election as President & Chief Executive Officer

(3) Includes a $34,869 payment for accrued, unused vacation, $1,400 in special project consulting fees, a payment of $82,115 pursuant to the Company's Service Award Benefit Plan and three monthly payments for a total of $4,583 pursuant to the Company's Senior Executive Retirement Plan.

STOCK OPTIONS GRANTED TO EXECUTIVE OFFICERS

     The following table sets forth certain information regarding stock options granted during the last fiscal year to the executive officers named in the Summary Compensation Table.

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                                                          POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                               NUMBER OF                                                  ANNUAL RATES OF STOCK
                               SECURITIES   PERCENT OF TOTAL                                APPRECIATION FOR
                               UNDERLYING   OPTIONS GRANTED    EXERCISE OR                   OPTION TERM(2)
                                OPTIONS       TO EMPLOYEES     BASE PRICE    EXPIRATION   ---------------------
NAME AND TITLE(S)               GRANTED      IN FISCAL YEAR     ($/SH)(1)       DATE        $@5%       $@10%
-----------------              ----------   ----------------   -----------   ----------   --------   ----------
Henrik C. Slipsager..........    40,000(3)        2.2%           $30.75         (4)       $773,600   $1,960,000
  President & Chief Executive    20,000(5)        8.6%           $30.75         (6)       $386,800   $  980,000
  Officer                         2,500(7)        3.5%           $30.75         (8)       $ 48,350   $  122,500
Martinn H. Mandles...........       -0-           -0-               -0-         -0-         n/a         n/a
  Chairman of the Board &
  Chief Administrative
  Officer
Jess E. Benton...............       -0-           -0-               -0-         -0-         n/a         n/a
  Executive Vice President &
  Chief Operating Officer
Harry H. Kahn................       -0-           -0-               -0-         -0-         n/a         n/a
  Senior Vice President,
  General
  Counsel & Corporate
  Secretary
Donna M. Dell................       -0-           -0-               -0-         -0-         n/a         n/a
  Senior Vice President of
  Human Resources &
  Chief Employment Counsel
David H. Hebble..............       -0-           -0-               -0-         -0-         n/a         n/a
  Senior Vice President &
  Chief Financial Officer
  until
  his retirement in June 2001

---------------
(1) Fair market value on date of grant.

(2) The dollar amounts under these columns are the result of calculations at the five percent and ten percent annual rates of stock appreciation prescribed by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of the Company's stock price. No gain to the optionee is possible without an increase in the price of the Company's stock, which will benefit all Stockholders. A term of ten years has been used in calculating assumed appreciation.

(3) Options granted under the Price-Vested Performance Stock Option Plan adopted in 1996, which vest according to a schedule tied to the price of ABM Common Stock. Options have been assigned four incremental vesting price goals of $25, $30, $35 and $40. One-fourth of the total number of options granted become exercisable immediately if, on or before the close of business on the fourth anniversary of the grant date, the Fair Market Value of ABM Common Stock (as defined under that Plan) is equal to or greater than the assigned vesting price for that increment for ten trading days in any period of thirty consecutive trading days. Any stock option that has not vested on or before the close of business on the business day immediately following the fourth anniversary of its grant date shall vest at the close of business on the business day immediately preceding the eighth anniversary of its date of grant, if such options have not previously terminated.

(4) The right to exercise these stock options expires on the earlier of ten years from the grant date or upon termination of employment. If termination is due to death or disability, the right to exercise these options expires within ninety days of such termination. However, these stock options may be immediately exercised in the event of a "Change of Control" as defined in the Price-Vested Performance Stock Option Plan adopted in 1996.

(5) Options granted under the Time-Vested Incentive Stock Option Plan adopted in 1987 which vest at a rate of twenty percent per year over a period of five years.

(6) The right to exercise these options expires three months after termination of employment. However, these stock options may be immediately exercised in the event of a "Change of Control" as defined in the Time-Vested Incentive Stock Option Plan adopted in 1987.

(7) Options granted under the Age-Vested Career Stock Option Plan adopted in 1984. Fifty percent of these options vest on Mr. Slipsager's sixty-first birthday, and the balance vest on his sixty-fourth birthday.

(8) The right to exercise these options expires one year after termination of employment. However, these stock options may be immediately exercised in the event of a "Change of Control" as defined in the Age-Vested Career Stock Option Plan adopted in 1984.

OPTIONS EXERCISED BY EXECUTIVE OFFICERS

     The following table sets forth certain information regarding options exercised and owned by the executive officers named in the Summary Compensation Table.

             AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END STOCK OPTION VALUES

                                                              COMMON SHARES
                                                               UNDERLYING               VALUE OF UNEXERCISED
                              SHARES                       UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                             ACQUIRED                      ON OCTOBER 31, 2001         ON OCTOBER 31, 2001(1)
                                ON          VALUE      ---------------------------   ---------------------------
NAME AND TITLE              EXERCISE(#)    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------              -----------   ----------   -----------   -------------   -----------   -------------
Henrik C. Slipsager.......        -0-            -0-      36,000        14,000       $  294,800     $  110,200
  President & Chief
  Executive Officer
Martinn H. Mandles........     38,000     $  953,470     100,000        60,000       $  780,000     $  942,840
  Chairman of the Board &
  Chief Administrative
  Officer
Jess E. Benton............     16,000     $  381,040     105,000        55,000       $1,136,850     $  972,750
  Executive Vice President
  & Chief Operating
  Officer
Harry H. Kahn.............        -0-            -0-      94,000        45,500       $1,003,055     $  584,005
  Senior Vice President,
  General Counsel &
  Corporate Secretary
Donna M. Dell.............      6,000     $   58,876      58,715        29,500       $  430,513     $  238,725
  Senior Vice President of
  Human Resources & Chief
  Employment Counsel
David H. Hebble...........    130,050     $2,332,057         -0-           -0-              -0-            -0-
  Senior Vice President &
  Chief Financial Officer
  until his retirement in
  June 2001

---------------
(1) The value of unexercised in-the-money options equals the difference between the stock option exercise price and $27.30, the closing price of ABM Common Stock on the New York Stock Exchange on October 31, 2001, multiplied by the number of shares underlying the stock option.

SERVICE AWARD BENEFIT PLAN

     The Company's Service Award Benefit Plan is an unfunded "severance pay plan" as defined in the Employee Retirement Income Security Act of 1974, as amended. All qualified employees, as defined in the

Service Award Benefit Plan, who meet the Internal Revenue Service definition of being a highly compensated employee are eligible for benefits under the Plan. The Company has a separate 401(k) Plan for all qualified employees, as defined in the 401(k) Plan, who earn less than such amount. The Service Award Benefit Plan provides that, upon termination, eligible employees will receive seven days pay for each full calendar year of employment subsequent to December 31, 1991. The Company, at its discretion, may also award additional days each year. The amount of the payment is based on the final average annual compensation, up to a maximum of $175,000, received by the employee during their last three calendar years of full-time employment with the Company. The amount of the payment under the plan, together with any other severance pay paid to the employee, cannot exceed two times the compensation received by the employee in the twelve-month period preceding the termination of employment. If employment terminates before the employee has been employed for five years, except in the case of death, disability or normal retirement of the employee, or if the employee is terminated for cause (such as theft or embezzlement), such employee forfeits any benefits payable under the plan. Following termination, eligible employees will receive their payments under the plan in two equal installments. Executives, managers and salespersons of the Company will receive their first payment in the eleventh month following termination and the second payment no later than the last day of the twenty-third month following termination. Other eligible employees will receive their first payment as soon as administratively possible following termination and their second payment in the thirteenth month following termination. The payment schedule may be waived for employees who terminate employment after reaching age sixty-two, or if termination results from death or total disability.

EMPLOYMENT AGREEMENTS

     During Fiscal 2001, the Company had written employment agreements with all of its current executive officers, including the six executive officers named in the Summary Compensation Table. These employment agreements provide for annual salaries in the following amounts for fiscal 2001: $650,000 for Henrik C. Slipsager, $450,000 for Jess E. Benton, $445,232 for Martinn H. Mandles, $278,625 for Harry H. Kahn, $343,715 for David H. Hebble, and $225,000 for Donna
M. Dell. Unless earlier terminated or later extended pursuant to their terms, these employment agreements continue until October 31, 2003 for Henrik C. Slipsager and Martinn H. Mandles, and October 31, 2002 for Jess E. Benton. The employment agreements of Harry H. Kahn and Donna M. Dell terminated on October 31, 2001, and David H. Hebble's agreement terminated upon his retirement in June 2001. These employment agreements also provided for annual bonuses based on pretax profits, plus other customary benefits including, but not limited to, participation in the Company's group health, disability and life insurance programs. The Company also provides all of its executive officers with certain other perquisites, such as Company-provided automobiles or car allowances, an executive group health plan, club memberships and dues, and incidental personal benefits.

     These written agreements also provide that after an executive officer's resignation, retirement or other termination from full-time employment with the Company (but commencing no earlier than the executive officer's 65th birthday), the Company has accrued and/or will accrue for them or their respective estates, as applicable, consulting fees in the following amounts, with the total accrual payable in 120 equal monthly installments to each executive or their estate: (i) for Henrik C. Slipsager, $1,000 per month for each month of employment completed between November 1, 1997 and October 31, 2007, plus $500 per month for each month of employment completed between March 1, 1998 and February 29, 2003, plus $14,167 per month for each month of employment completed between November 1, 2000 and October 21, 2005; (ii) for Martinn H. Mandles, $500,000; (iii) for Jess
E. Benton, $250,000; (iv) for Harry H. Kahn, $150,000 plus $1,667 per month for each month of employment completed between November 1, 1999 and October 31, 2004; (v) for Donna M. Dell, $1,250 per month for each month of employment completed between July 1, 1994 and June 30, 2004, plus $1,667 per month for each month of employment completed between November 1, 1999 and October 31, 2004, and
(vi) for David H. Hebble, $183,333.

EXECUTIVE OFFICER COMPENSATION & STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Maryellen C. Herringer, Henry L. Kotkins, Jr. and William E. Walsh currently serve as members of the Executive Officer Compensation & Stock Option Committee of the Board. They have no relationships with the Company other than as directors and Stockholders. During Fiscal 2001, no executive officer of the Company served as a member of the compensation committee, or as a director of any other for-profit entity other than subsidiaries of the Company.

EXECUTIVE OFFICER COMPENSATION & STOCK OPTION COMMITTEE REPORT ON COMPENSATION

February 11, 2002

To the Board of Directors:

     Introduction. Based upon its evaluation of the performance of both the Company and its executive officers, the Executive Officer Compensation & Stock Option Committee reviews and recommends to the Board the compensation and other terms and conditions of employment for: (i) all current executive officers of the Company, who are: the President & Chief Executive Officer, the Chairman of the Board & Chief Administrative Officer, the Executive Vice President & Chief Operating Officer, four Senior Vice Presidents (including the Chief Financial Officer), and four Vice Presidents (including the Controller & Chief Accounting Officer), and (ii) any former executive officer who continues or resumes service to the Company as a non-officer employee or consultant. The compensation decisions made for executive officers have generally become the subject of written employment agreements between the Company and the executive officers. The Committee also reviews the compensation and other terms and conditions of employment of any corporate or subsidiary employee whose annual cash compensation exceeds $250,000.

     Compensation Program. Because the Company is primarily a service business, the leadership of its executive officers is crucial to the Company's growth and prosperity. It is the Committee's goal that the policies underlying the Company's executive compensation programs support the Company's ultimate goal of enhancing stockholder value by providing services to customers at a profit to the Company. Each executive officer is compensated through a combination of annual salary and bonus, plus stock option grants from time-to-time. Prior to the replacement or renewal of an employment agreement with an executive officer, the Committee reviews the overall compensation package of the executive officer and weighs it against the executive's past performance, expectations as to the executive's future performance, the Company's profitability and other factors such as length of service to the Company, in determining any new employment agreement. Annual bonuses are an important part of overall executive officer compensation because it gives these officers a material stake in the financial performance of the Company by tying their compensation to the Company's ultimate goal of enhancing stockholder values. When the Committee implemented the bonus arrangement included in the employment agreements applicable to Fiscal 2001, it expected that such bonuses would represent a significant portion of an executive officer's annual salary if the Company achieved its budgeted profit.

     To assist in its review, the Committee retains, from time-to-time, the services of an independent executive compensation consulting firm to evaluate the Company's compensation of its executive officers. The consultant reviewed the compensation program during fiscal year 2000 and compared the cash, bonus and long term incentive compensation of executives against a peer group of companies providing business services similar to the Company and certain nationally published compensation surveys. Based upon the results of the evaluation undertaken by its consulting firm, the Committee believes the basic framework of the Company's compensation program generally allows the Company to recruit, incentivize and retain executives who are best able to contribute to the overall success of the Company, including the Company's ultimate goal of enhancing stockholder value.

     Annual Salaries and Bonuses. During Fiscal 2001, the Company had employment agreements with all of its executive officers which set forth the compensation and other terms and conditions of their employment with the Company. Under these written employment agreements, each executive officer was entitled to receive cash compensation in the form of an annual salary, plus an annual bonus related directly to the profit before taxes of the Company on a consolidated basis (and after giving effect to certain adjustments for extraordinary items as specified in such agreements).

     For the Company's executive officers to be entitled to receive an increase in annual salary for Fiscal 2001 under their employment agreements, the Company's earnings per share for fiscal year 2000 had to exceed the earnings per share for fiscal year 1999, in which case annual salaries would be increased by an amount equal to the percentage change in the WorldatWork(TM) 2001 - 2002 Total Salary Increase Budget Survey (formerly the American Compensation Association Index) to a maximum of six percent per year. Since earnings per share in fiscal year 2000 exceeded earnings per share in fiscal year 1999, each executive officer received a salary increase of 4.8% for Fiscal 2001.

     Under the employment agreements in effect for Fiscal 2001, no bonus payments were required to be made to the executive officers because earnings per share were less than 80% of earnings per share in fiscal year 2000. The Committee, however, waived this provision and approved bonus payments based on the Company's income before taxes for Fiscal 2001, adjusted to (a) exclude the premium over the book value of the net assets of the Easterday Janitorial Supply Division, which was sold during such year, and (b) include a tax credit not reflected in pre-tax profit. The Committee approved these bonuses, as well as additional minor discretionary bonuses for the Company's Chief Executive Officer and two other executive officers, after assessing the performance of the executive officers during Fiscal 2001 and concluded that such bonuses were in the Company's interests under the circumstances and notwithstanding the fact that the Company was not obligated to pay such bonuses.

     Stock Option Grants. Except for grants made to the Chief Executive Officer and described below, the Company did not grant any stock options to the named executive officers during fiscal year 2001.

     Other Compensation. The Company's executive officers are also eligible to participate in compensation and benefit programs generally available to other employees, including, but not limited to, the Company's group health, disability and life insurance programs. In accordance with the terms and conditions of the written employment agreements, the Company also provides its executive officers with certain perquisites, such as Company-provided automobiles or car allowances, an executive group health plan, club memberships and dues, and incidental personal benefits.

     Basis for CEO Compensation. The Chief Executive Officer's compensation is evaluated in accordance with the factors and criteria used to evaluate all executive officers. For Fiscal 2001, the Company's Chief Executive Officer, Henrik C. Slipsager, received a salary of $650,000 and a bonus of $145,356. In addition and as a result of Mr. Slipsager's election to that office at the beginning of Fiscal 2001, Mr. Slipsager was paid a signing bonus of $50,000, and he was also granted options to purchase 20,000 shares of ABM Common Stock under the Time-Vested Stock Option Plan, options to purchase 40,000 shares under the Price-Vested Stock Option Plan and options to purchase 2,500 shares under the Age-Vested Stock Option Plan, in each case at an exercise price of $30.75 per share.

     IRS Section 162(m). The Company does not expect the deductibility limit of
Section 162(m) to have a material effect on the Company because cash compensation paid to each of the Company's executive officers currently is less than $1,000,000 per year. In addition, the Company believes that non-qualified stock options granted under the Company's stock option plans are exempt from the deductibility limitation because such options have been qualified as "performance-based" compensation under Section 162(m). Incentive stock options granted under the Company's stock option plans generally do not entitle the Company to a tax deduction without regard to Section 162(m).

                                          Executive Officer Compensation &
                                          Stock Option Committee

                                          Maryellen C. Herringer, Chairman
                                          Henry L. Kotkins, Jr., Member
                                          William E. Walsh, Member

EXECUTIVE OFFICER COMPENSATION & STOCK OPTION COMMITTEE REPORT ON STOCK OPTIONS.

February 11, 2002

To the Board of Directors:

     The Executive Officer Compensation & Stock Option Committee administers the Company's stock option plans and authorizes grants thereunder. The Company's stock option plans provide executive officers and other employees with an opportunity to purchase a proprietary interest in the Company and thus encourage them to become and remain employed by the Company. The Committee views the granting of stock options and the ownership of stock as important mechanisms for relating overall compensation of executive officers and other employees directly to the Company's ultimate goal of enhancing stockholder value. During the fiscal year ended October 31, 2001, the Committee approved stock options for 228 newly hired or recently promoted employees to purchase a total of 233,200 shares under the Time-Vested Incentive Stock Option Plan adopted in 1987, as amended; approved stock options for 16 newly hired or recently promoted employees to purchase a total of 72,500 shares under the Age-Vested Career Stock Option Plan adopted in 1984, as amended, and approved stock options for five recently promoted employees to purchase 180,000 shares under the Price-Vested Performance Stock Option Plan adopted in 1996. Similar evaluations and grants have been made each year since 1996.

     In determining the levels of stock option grants available to employees, the Committee considers the employee's responsibility and performance, the Company's overall profitability, the aggregate number of such stock options that had been granted in recent years, and other factors such as length of service to the Company.

                                          Executive Officer Compensation &
                                          Stock Option Committee

                                          Maryellen C. Herringer, Chairman
                                          Henry L. Kotkins, Jr., Member
                                          William E. Walsh, Member

AUDIT COMMITTEE REPORT

February 11, 2002

     The Audit Committee of the Board is comprised of three independent directors, none of whom are officers or employees of the Company. The members of the Committee are: Charles T. Horngren, Chairman; Maryellen C. Herringer and Luke S. Helms. The Board adopted a written charter for the Audit Committee on June 19, 2000 and reviewed and confirmed its adequacy at the Committee meeting held on March 21, 2001. The Audit Committee recommends the selection of the Company's independent auditors for approval by the Board.

     The Audit Committee reviews the company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the consolidated financial statements to ensure that those statements were prepared in accordance with generally accepted accounting principles and report thereon to the Audit Committee. The Audit Committee reviews and monitors these processes.

     Within this framework, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. Management of the Company has affirmed to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with the independent auditors those matters required to be discussed by Statement of Auditing Standards No. 61.

     In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, and has also discussed with the independent auditors, the auditor's independence from management and the Company. In connection with the new standards for independence of the Company's independent auditors promulgated by the Securities and Exchange Commission, the Audit Committee has undertaken to consider whether the provision of any non-audit services (such as internal audit assistance and tax-related services) by the Company's independent auditors is compatible with maintaining the independence of the independent auditors when the independent auditors are also engaged to provide non-audit services.

     The Audit Committee also discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits, their evaluation of the company's internal controls and the overall quality of the Company's financial reporting.

     Based on these reviews and discussions, the Audit Committee has recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K, as amended, for the year ended October 31, 2001.

                                          Audit Committee

                                          Charles T. Horngren, Chairman
                                          Luke S. Helms, Member
                                          Maryellen C. Herringer, Member

PERFORMANCE GRAPH

     Set forth below is a graph comparing the five-year cumulative total stockholder return of ABM Common Stock with the five-year cumulative total return of: (1) the Standard & Poor's 500, and (2) a peer group of all companies that, like the Company: (a) are currently listed on the New York Stock Exchange,
(b) have been publicly-traded for at least five years, and (c) have a market capitalization of $650 million to $675 million based on the most recent publicly available number of shares outstanding on December 31, 2001, and the closing price of such shares on that date. The peer group consists of the following companies, in addition to the Company: Agnico Eagle Mines Ltd., Banco De A. Edwards -- SP ADR, Brady Corporation, Burlington Coat Factory Warehouse Corporation, CH Energy Group, Inc., First Commonwealth Financial Corporation, Footstar Inc., Gables Residential Trust, J. Hancock Bank and Thrift Opportunity Fund, Home Properties New York, Inc., Industrie Natuzzi SpA, Manufactured Home Communities, Inc., McDermott International Inc., MFS Government Markets Income Trust, Moore Corporation, Ltd., Nuveen Municipal Market Opportunity Fund, Olin Corporation, Southwest Gas Corporation, Suburban Propane Partners, Sun Communities, Inc., Sunrise Assisted Living, Inc. Visx Incorporated, Westcorp, and Zweig Total Return Fund.

     Last year's peer group consisted of the following companies that, like the
Company: (1) were then listed on the New York Stock Exchange, (2) had been publicly-traded for at least five years, and (3) had a market capitalization of $625 to $675 million at December 31, 2000: Acuson Corporation, Alliance World Dollar Government Fund II, Baldor Electric Co., Belden Inc., CH Energy Group Inc., Developers Diversified Realty, Diagnostic Products Corp., Dole Food Co., Inc., F & M National Corp., J. Hancock Bank and Thrift Opportunity Fund, Jefferies Group, Inc., Kaydon Corp., MacDermid Inc., Macerich Co., Manitowoc Company, Inc., Minerals Technologies Inc., Newhall Land & Farming Co., LP, Newpark Resources, Inc., Rehabcare Group Inc., Reliance Steel & Aluminum Co., Service Corp. International, Shandong Huaneng Ltd., J.M. Smucker Co., Southwest Gas Corp., SPS Technologies Inc., Summit Properties Inc., Sun International Hotels Ltd., UGI Corp. and UIL Holdings Corp.

     The Company does not believe it can reasonably identify a peer group of companies on an industry or line-of-business basis for the purpose of developing a comparative performance index. The facility services industry is highly fragmented, primarily consisting of privately-owned businesses that provide a limited range of services on a local or regional basis. While the Company is aware that some other publicly-traded companies engage in one or more of the Company's eight lines-of-business, none of these other companies provide most or all of the services offered by the Company, and many offer other services or products as well. Moreover, some of these other companies that engage in one or more of the Company's eight lines of business do so through divisions or subsidiaries that are not publicly-traded and/or reported. For all of these reasons, no such comparison would, in the opinion of the Company, provide a meaningful index of comparative performance.

     The comparisons in the following graph are based on historical data and are not indicative of, or intended to forecast, the possible future performance of ABM Common Stock.

               FIVE YEAR CUMULATIVE TOTAL RETURN TO STOCKHOLDERS*

* Assumes (a) $100.00 invested on November 1, 1996, and (b) immediate reinvestment of all interim dividends.

                                    [GRAPH]

Fiscal Years
   Ended
October 31st           1996    1997    1998    1999    2000    2001
------------           ----    ----    ----    ----    ----    ----
Company:

ABM Industries
 Incorporated**        100     157     165     143     172     171

Broad Market:

Standard and
 Poor's 500
 Index**               100     132     161     203     215     161

Peer Group:

Market capitalization
 of $650-$675 million,
 listed on the NYSE
 and publicly-traded
 for at least five
 years**               100     118     110     125     103     114

** Source: Standard & Poor's Computer Data Services

                             PRINCIPAL STOCKHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as to the persons or entities known to the Company to be beneficial owners of more than five percent of ABM Common Stock as of December 31, 2001.

           NAME AND ADDRESS OF BENEFICIAL OWNERS              NUMBER OF SHARES    PERCENT(1)
           -------------------------------------              ----------------    ----------
The Theodore Rosenberg Trust(2)(3)..........................     2,395,778           9.8%
  295-89th Street, Suite 200
  Daly City, California 94015
The Sydney J. Rosenberg Trusts(2)(4)........................     2,243,824           9.2%
  c/o Bank of America N.A
  2049 Century Park East, Suite 200
  Los Angeles, California 90067

---------------
(1) Based on a total of 24,483,118 shares of ABM Common Stock outstanding as of December 31, 2001.

(2) Agreements establishing and between The Sydney J. Rosenberg Trusts and The Theodore Rosenberg Trust (the "Trusts") each contain provisions that request their respective Trustees to act in concert with each other, and that prohibit the sale, transfer or distribution prior to January 1, 2006, of the ABM Common Stock held in the Trusts (except in connection with the sale or exchange by both Trusts of all or substantially all of their ABM Common Stock). Because these Trusts may act in concert with each other, they constitute a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, each Trust may be deemed to own an aggregate of 4,639,602 shares of ABM Common Stock, or approximately nineteen percent of the outstanding ABM Common Stock. Subject to the foregoing, The Sydney J. Rosenberg Trusts and The Theodore Rosenberg Trust disclaim beneficial ownership of ABM Common Stock held by the other. The Sydney J. Rosenberg Trusts and The Theodore Rosenberg Trust may each be deemed to be a "control person" of the Company within the meaning of the Rules and Regulations of the Securities and Exchange Commission under the Exchange Act.

(3) Includes 2,373,778 shares of ABM Common Stock held by The Theodore Rosenberg Trust, a revocable trust of which Theodore Rosenberg is the only Trustee and sole beneficiary. Also includes 22,000 shares subject to outstanding stock options held by Theodore Rosenberg that were exercisable on or within 60 days after December 31, 2001.

(4) The Sydney J. Rosenberg Trusts are irrevocable trusts of which S. Brad Rosenberg, Martinn H. Mandles and Bank of America N.A. are the only Co-Trustees, and of which there are several beneficiaries (including S. Brad Rosenberg, but not Mr. Mandles). Except to the extent of his shared voting and investment power, Martinn H. Mandles disclaims beneficial ownership of the shares of ABM Common Stock held in the name of The Sydney J. Rosenberg Trusts.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table indicates, as to each named executive officer, director and nominee, and as to all directors and executive officers as a group, the number of shares and percentage of ABM Common Stock beneficially owned as of December 31, 2001. Except as noted, each person has sole voting and investment power over the shares shown in the table.

                                                                  NUMBER OF SHARES
                                                              BENEFICIALLY OWNED AS OF
                                                                  DECEMBER 31, 2001
                                                              -------------------------
                                                              NUMBER OF
             EXECUTIVE OFFICER AND/OR DIRECTOR                 SHARES        PERCENT(1)
             ---------------------------------                ---------      ----------
Jess E. Benton..............................................    194,524(2)         *
Linda Chavez................................................     13,200(3)         *
Donna M. Dell...............................................     67,565(4)         *
David H. Hebble.............................................     56,223            *
Luke S. Helms...............................................     24,000(5)         *
Maryellen C. Herringer......................................     32,000(6)         *
Charles T. Horngren.........................................     39,800(7)         *
Harry H. Kahn...............................................     94,537(8)         *
Henry L. Kotkins, Jr. ......................................     25,000(9)         *
Martinn H. Mandles..........................................  2,502,452(10)     10.2%
Theodore Rosenberg..........................................  2,426,570(11)      9.9%
Henrik C. Slipsager.........................................     66,660(12)        *
William W. Steele...........................................    157,258(13)        *
William E. Walsh............................................     17,400(14)        *
Executive Officers and directors as a group (nineteen
  persons)..................................................  5,821,220(15)     23.8%

---------------
  * Less than one percent

 (1) Based on a total of 24,483,118 shares of ABM Common Stock outstanding as of December 31, 2001.

 (2) Includes 131,250 shares subject to outstanding stock options held by Jess
     E. Benton III that were exercisable on or within 60 days after December 31, 2001.

 (3) Includes 13,200 shares subject to outstanding options held by Linda Chavez that were exercisable on or within 60 days after December 31, 2001.

 (4) Includes 60,715 shares subject to outstanding stock options held by Donna
     M. Dell that were exercisable on or within 60 days after December 31, 2001.

 (5) Includes 23,000 shares subject to outstanding stock options held by Luke S. Helms that were exercisable on or within 60 days after December 31, 2001.

 (6) Includes 27,000 shares subject to outstanding stock options held by Maryellen C. Herringer that were exercisable on or within 60 days after December 31, 2001.

 (7) Includes 33,000 shares subject to outstanding stock options held by Charles
     T. Horngren that were exercisable on or within 60 days after December 31, 2001.

 (8) Includes 84,000 shares subject to outstanding stock options held by Harry
     H. Kahn that were exercisable on or within 60 days after December 31, 2001.

 (9) Includes 23,000 shares subject to outstanding stock options held by Henry
     L. Kotkins, Jr. that were exercisable on or within 60 days after December 31, 2001.

(10) Includes 2,243,824 shares of ABM Common Stock held by The Sydney J. Rosenberg Trusts, which are irrevocable trusts, of which S. Brad Rosenberg, Martinn H. Mandles and Bank of America N.A. are the only Co-Trustees, and of which there are several beneficiaries (including S. Brad Rosenberg, but not Mr. Mandles). Except to the extent of his shared voting and investment power, Mr. Mandles disclaims beneficial ownership of all such shares. Also includes 25,536 shares of ABM Common Stock held by The

     Leo L. Schaumer Trusts, which are irrevocable trusts of which Mr. Mandles is Co-Trustee with Bank of America N.A. Except to the extent of his shared voting and investment power, Mr. Mandles disclaims beneficial ownership of all such shares. Also includes 126,250 shares subject to outstanding stock options held by Martinn H. Mandles that were exercisable on or within 60 days after December 31, 2001. See also footnotes (2) and (4) of "Security Ownership of Certain Beneficial Owners".

(11) Includes 2,373,778 shares of ABM Common Stock held by The Theodore Rosenberg Trust, a revocable trust of which Theodore Rosenberg is the only Trustee and sole beneficiary. Also includes 30,792 shares of ABM Common Stock held by a family charitable foundation, of which Theodore Rosenberg is a director. The Theodore Rosenberg Trust disclaims beneficial ownership of the shares held by the family charitable foundation. Also includes 22,000 shares subject to outstanding stock options held by Theodore Rosenberg that were exercisable on or within 60 days after December 31, 2001. See also footnotes (2) and (3) of "Security Ownership of Certain Beneficial Owners".

(12) Includes 64,000 shares subject to outstanding options held by Henrik C. Slipsager that were exercisable on or within 60 days after December 31, 2001.

(13) Includes 1,000 shares subject to outstanding stock options held by William
     W. Steele that were exercisable on or within 60 days after December 31, 2001.

(14) Includes 17,400 shares subject to outstanding stock options held by William
     E. Walsh that were exercisable on or within 60 days after December 31, 2001.

(15) Includes 717,315 shares subject to outstanding stock options held by the Company's executive officers and directors that were exercisable on or within 60 days after December 31, 2001.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, officers and persons who own more than ten percent of a registered class of the Company's registered securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of the reporting forms and representations of its directors, officers and ten percent Stockholders, the Company believes that during Fiscal 2001 all such persons were in compliance with the reporting requirements; however, reports of two transactions of one sale each by Director William W. Steele were inadvertently delayed.

                            APPOINTMENT OF AUDITORS

     KPMG LLP, independent certified public accountants, have been selected as the Company's principal accountants for the current year. Representatives of KPMG LLP will be present at the 2002 Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Audit Fees. KPMG LLP billed the Company $532,000 during Fiscal 2001 for the independent audit of the Company's annual financial statements and review of the financial statements contained in the Company's quarterly reports on Form 10-Q.

     All Other Fees. KPMG LLP billed the Company $888,000 during Fiscal 2001 for services other than those covered under "Audit Fees", including internal audit assistance and tax-related services. Prospectively, KPMG will not be engaged in the dual capacity of providing internal audit assistance and serving as principal independent auditor.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, there are no other matters which the Board intends to present or has reason to believe others will present at the 2002 Annual Meeting of Stockholders. If other matters properly come before the 2002 Annual Meeting, the accompanying proxy grants the proxy holders discretionary authority to vote on any matter raised at the 2002 Annual Meeting, except to the extent such discretion may be limited under Rule 14a-4(c) of the Exchange Act.

                      2003 ANNUAL MEETING OF STOCKHOLDERS

     In connection with the 2002 Annual Meeting, no Stockholder proposals were presented. Any proposals intended to be presented at the 2003 Annual Meeting of Stockholders must be received at the Company's offices on or before October 18, 2002 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

     If a stockholder intends to submit a proposal at the 2003 Annual Meeting of the Company, which proposal is not intended to be included in the Company's proxy statement and form of proxy relating to such meeting, the stockholder must give proper notice no later than December 17, 2002. If a stockholder fails to submit the proposal by such date, the proposal will not be considered at the 2003 Annual Meeting as it will not be in accordance with the Company's Bylaws.

                                          By Order of the Board of Directors

                                          /s/ HARRY H. KAHN, ESQ.
                                          Harry H. Kahn, Esq.
                                          Senior Vice President, General Counsel
                                          & Corporate Secretary

February 11, 2002

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           ABM INDUSTRIES INCORPORATED
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON

                                 MARCH 12, 2002

The undersigned hereby appoints Harry H. Kahn, Martinn H. Mandles and Henrik C. Slipsager, and each of them, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this card, all the shares of Common Stock of ABM Industries Incorporated which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on March 12, 2002, or at any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

To vote on any item, please mark this proxy as indicated on the reverse side of this card. If you wish to vote in accordance with the Board of Directors recommendations, please sign the reverse side; no boxes need be checked. Instructions to vote via telephone or on the Internet are on the reverse side of this card.

                            (Continued on other side)


                            --FOLD AND DETACH HERE--

                                                                Please mark
                                                                 your votes  [X]
                                                                  this way


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND FOR ITEM 2.

                                                                                        FOR                  WITHHOLD
                                                                                    ALL NOMINEES             AUTHORITY
                                                                                 (EXCEPT AS LISTED           TO VOTE FOR
                                                                                       BELOW)               ALL NOMINEES
                                                                                       ------               ------------
Item 1. ELECTION OF DIRECTORS                                                            [ ]                     [ ]
        For terms ending at the Annual Meeting in 2005
        Nominees: Maryellen C. Herringer  01
                  Charles T. Horngren     02
                  Martinn H. Mandles      03
        WITHHELD FOR: (Write Nominee name(s) in the space provided below).

------------------------------------------------------------------

                                                                       FOR           AGAINST       ABSTAIN
                                                                       ---           -------       -------
Item 2. Approve the Company's 2002 Price-Vested                        [ ]             [ ]           [ ]
        Performance Stock Option Plan.



Signature(s)                                                 Date
            -----------------------------------------------       --------------
Please sign exactly as your name appears above. For joint accounts, each owner should sign. If signing as an administrator, attorney, conservator, executor, guardian, officer or trustee, please provide full title(s) as well as signature(s)

                  --FOLD AND DETACH HERE BEFORE MAILING CARD--



                          Vote by Internet or telephone
                         24 hours a day, 7 days a week


                   Internet and telephone voting is available
                through 4:00 p.m. Eastern Time on March 11, 2002

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.




        INTERNET                                          TELEPHONE
http://www.eproxy.com/abm                               1-800-435-6710

Use the Internet to vote your                   Use any touch-tone telephone to
proxy. Have your proxy card in         OR       vote your proxy. Have your proxy
hand when you access the web                    card in hand  when you call. You
site. You will be prompted to enter             will be prompted to enter your
your control number, located in                 control number, located in the
the box below, to create and                    box below, and then follow the
submit an electronic ballot.                    directions given.


              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

                          APPENDIX TO PROXY STATEMENT

                          ABM INDUSTRIES INCORPORATED
                2002 PRICE-VESTED PERFORMANCE STOCK OPTION PLAN
                -----------------------------------------------

1. PURPOSE; DEFINITIONS.

        ABM Industries Incorporated, hereby establishes the ABM Industries Incorporated 2002 Price-Vested Performance Stock Option Plan (the "Plan"), effective as of December 11, 2001. The purpose of the Plan is to give ABM Industries Incorporated and its Affiliates a long-term stock option plan to help in attracting, retaining and motivating senior executives, and to provide the Company and its Affiliates with the ability to provide incentives more directly linked to the profitability of the Company's businesses and increases in stockholder value.

        For purposes of the Plan, the following terms are defined as set forth below:

        a. "Affiliate" or "Affiliates" means any and all subsidiary corporations or other entities controlled by the Company and designated by the Committee from time to time as such.

        b. "Board" or "the Board" means the board of directors ("Directors") of the Company.

        c. "Cause" means:

           (1) misconduct or any other willful or knowing violation of any Company policy or employment agreement,

           (2) unsatisfactory performance such that the Company notifies the Optionee of the Company's intention not to renew the Optionee's employment agreement with the Company,

           (3) a material breach by the Optionee of his or her duties as an employee which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and its affiliated companies (other than a breach arising from the failure of the Optionee to work as a result of incapacity due to physical or mental illness) and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach, or

           (4) the conviction of the Optionee of a felony that has been affirmed on appeal or as to which the period in which an appeal can be taken has lapsed.

        d. "Change in Control" and "Change in Control Price" have the meanings set forth in Sections 6b and 6c of the Plan, respectively.

        e. "Code" or "the Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

        f. "Commission" or "the Commission" means the Securities and Exchange Commission or any successor agency.

        g. "Committee" or "the Committee" means the committee referred to in
Section 2 of the Plan.

        h. "Company" or "the Company" means ABM Industries Incorporated, a Delaware corporation.

        i. "Disability" means the inability of the Optionee to perform his or her duties as an employee on an active fulltime basis as a result of incapacity due to mental or physical illness which continues for more than ninety (90) days after the commencement of such incapacity, such incapacity to be determined by a physician selected by the Company or its insurers and acceptable to the Optionee or the Optionee's legal representative (such agreement as to acceptability not to be withheld unreasonably).

        j. "Eligible Person" has the meaning set forth in Section 4 of the Plan.

        k. "Exchange Act" or "the Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any comparable successor provisions.

        l. "Fair Market Value" means, as of any given date, the average of the highest and lowest reported trades of the Stock on the New York Stock Exchange Composite Tape for such date, or if there were no trades on such date, the average of the nearest trading day after such date. If there is no regular public trading market for such Stock, the Fair Market Value of the Stock shall be determined by the Committee in good faith.

        m. "Non-Employee Director" shall mean a member of the Board who qualifies as a Non-Employee Director as defined in Rule 16b-3, and also qualifies as an "outside director" for the purposes of Section 162(m) of the Code and the regulations promulgated thereunder.

        n. "Optionee" shall mean any Eligible Person who has been granted Stock Options under the Plan.

        o. "Plan" or "the Plan" means the ABM Industries Incorporated 2002 Price-Vested Performance Stock Option Plan, as set forth herein and as hereinafter amended from time to time.

        p. "Retirement" means retirement from active full-time employment with the Company or any of its Affiliates at or after age sixty-four (64).

        q. "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under
Section 16(b) of the Exchange Act, as amended from time to time.

        r. "Stock" means common stock, par value $0.01 per share, of the Company.

        s. "Stock Option" or "Option" means an option granted under Section 5 of the Plan.

        t. "Termination of Employment" means the termination of an Optionee's employment with the Company or any of its Affiliates, excluding any such termination where there is a simultaneous reemployment by the Company or any of its Affiliates. An Optionee shall be deemed to have terminated employment if he or she ceases to perform services for the Company or any of its Affiliates on an active full-time basis, notwithstanding the fact that such Optionee continues to receive compensation or benefits pursuant to an employment contract or other agreement or arrangement with the Company or any of its Affiliates. A non-medical leave of absence shall, unless such leave of absence is otherwise approved by the Committee, be deemed a Termination of Employment. An Optionee employed by an Affiliate of the Company shall also be deemed to incur a Termination of Employment if that Affiliate ceases to be an Affiliate of the Company, as the case may be, and that Optionee does not immediately thereafter become an employee of the Company or any other Affiliate of the Company.

        In addition, certain other terms have definitions given to them as they are used herein.

2. ADMINISTRATION.

        The Plan shall be administered by the Executive Officer Compensation & Stock Option Committee of the Board or such other committee of the Board, composed solely of not less than two Non-Employee Directors, each of whom shall be appointed by and serve at the pleasure of the Board. If at any time no such committee(s) shall be in office, the functions of the Committee specified in the Plan shall be exercised by the Board.

        The Committee shall have all discretionary authority to administer the Plan and to grant Stock Options pursuant to the terms of the Plan to senior executives of the Company and any of its Affiliates.

        Among other things, the Committee shall have the discretionary authority, subject to the terms of the Plan:

        a. to select the Eligible Persons to whom Stock Options may from time to time be granted;

        b. to determine the number of shares of Stock to be covered by each Stock Option granted hereunder; and

        c. to determine the terms and conditions of any Stock Option granted hereunder including, but not limited to, the option price (subject to Section 5a of the Plan) and any vesting condition, restriction or limitation based on such factors as the Committee shall determine.

        The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Stock Option issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

        The Committee may act only by a majority of its members then in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

        Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Stock Option shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Stock Option or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and plan participants, and shall be given the maximum deference permitted by law.

3. STOCK SUBJECT TO PLAN.

        Subject to adjustment as provided herein, the total number of shares of Stock available for grant under the Plan shall be two million (2,000,000). No individual shall be eligible to receive Stock Options to purchase more than 100,000 shares of Stock under the Plan. Shares subject to a Stock Option under the Plan may be authorized and unissued shares or may be treasury shares.

        If any Stock Option terminates without being exercised, shares subject to such Stock Option shall be available for further grants under the Plan.

        In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, the Committee or the Board may make such substitution or adjustments in the number, kind and option price of shares authorized or outstanding as Stock Options, and/or such other equitable substitution or adjustments as its may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Stock Option shall always be a whole number.

4. ELIGIBILITY.

        Senior executives who are actively employed on a full-time basis by the Company or any of its Affiliates, and who are responsible for or contribute to the management, growth and profitability of the business of the Company or any of Affiliates, are eligible to be granted Stock Options under the Plan ("Eligible Persons").

5. STOCK OPTIONS.

        Any Stock Option granted under the Plan shall be in the form attached hereto as Annex "A", which is incorporated herein and made a part of the Plan, with such changes as the Committee may from time to time approve which are consistent with the Plan. None of the Stock Options granted under the Plan shall be "incentive stock options" within the meaning of Section 422 of the Code.

        The grant of a Stock Option shall occur on the date the Committee selects a Senior Executive of the Company or any of its Affiliates to receive any grant of a Stock Option, determines the number of shares of Stock to be subject to such Stock Option to be granted to such Senior Executive, and specifies the terms and provisions of said Stock Option. Such selection shall be evidenced in the records of the Company whether in the minutes of the meetings of the Committee or by their consent in writing. The Company shall notify an Optionee of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the Optionee.

        Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

        a. Option Price. The option price per share of Stock purchasable under a Stock Option shall be the greater of: (i) $30.00 per share, (ii) the Fair Market Value per share of Stock on the grant date, or (iii) the Fair Market Value per share of Stock on the date of stockholder approval of the Plan.

        b. Option Term. The term of each Stock Option shall be ten (10) years from its date of grant, unless earlier terminated.

        c. Exercisability. Except as otherwise provided herein, each Stock Option shall be exercisable during its term only if such Stock Option has vested, and only after the first (1st) anniversary of its date of grant.

        d. Vesting. Each Stock Option shall have assigned to it by the Committee a vesting price (the "Vesting Price") which will be used to provide for accelerated vesting so that such Stock Option will vest immediately if, on or before the close of business on the fourth (4th) anniversary of its date of grant, the Fair Market Value of the Common Stock shall have been equal to or greater than the Vesting Price with respect to such Stock Option for ten (10) trading days in any period of thirty (30) consecutive trading days. Any Stock Option that has not vested on or before the close of business on the fourth
(4th) anniversary of its date of grant shall vest at the close of business on the business day immediately preceding the eighth (8th) anniversary of its date of grant, if such Option has not previously terminated.

        e. Method of Exercise. Subject to the provisions of this Section 5 of the Plan, Stock Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Option to be purchased.

           The option price of Stock to be purchased upon exercise of any Option shall be paid in full:

           (1) in cash (by certified or bank check or such other instrument as the Company may accept),

           (2) in the discretion of the Committee, in the form of unrestricted Stock already owned by the Optionee for six (6) months or more and based on the Fair Market Value of the Stock on the date the Stock Option is exercised,

           (3) in any other form approved in the discretion of the Committee, or

           (4) by any combination thereof.

           In the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

           No shares of Stock shall be issued until full payment therefor has been made. The Optionee shall have all of the rights of a stockholder of the Company holding the Stock that is subject to such Stock Option (including, if applicable, the right to vote the share and the right to receive dividends), only when the Optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 9a of the Plan.

        f. Non-transferability of Stock Options. No Stock Option shall be transferable by the Optionee other than:

           (1) to a beneficiary designation satisfactory to the Committee, or

           (2) by will or by the laws of descent and distribution.

           All Stock Options shall be exercisable, during the Optionee's lifetime, only by the Optionee or by the guardian or legal representative of the Optionee, it being understood that the terms "holder" and "Optionee" include the guardian and legal representative of the Optionee named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. The Committee may establish such procedures as it deems appropriate for an Optionee to designate a beneficiary to whom any amounts payable in the event of the Optionee's death are to be paid or by whom any rights of the Optionee, after the Optionee's death, may be exercised.

        g. Termination by Death, Disability, Retirement or by the Company Without Cause. If the Optionee's employment terminates by reason of death, Disability or Retirement, or if such employment is terminated by the Company without Cause, in each case prior to the vesting of a Stock Option held by the Optionee, the following provisions shall apply:

           (1) if termination occurs by death or Disability, or by the Company without Cause, such Stock Options shall be exercisable only within ninety (90) days of such termination, and only if such Stock Options are then vested;

           (2) if termination occurs by Retirement or other "voluntary quit," such Stock Options shall terminate immediately; and

        h. Termination by the Company for Cause. If the Optionee's employment is terminated by the Company for Cause prior to the vesting of a Stock Option, such Stock Options shall terminate immediately.

        i. Termination After Vesting. If the Optionee's employment is terminated for any reason after a Stock Option has vested, such Stock Options shall be exercisable only within ninety (90) days of such termination,

        j. Change in Control Cash Out. Notwithstanding any other provision of the Plan, upon the occurrence of a Change of Control all outstanding Stock Options shall immediately vest and become fully exercisable, and during the ninety (90) day period from and after such Change in Control (the "Exercise Period"), the Optionee shall have the right, in lieu of the payment of the exercise price for the shares of Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within ninety (90) days of such notice, in an amount equal to the amount by which the Change in Control Price per share of Stock on the date of such election shall exceed the exercise price per share of Stock under the Stock Option (the "Spread"), multiplied by


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

the number of shares of Stock granted under the Stock Option as to which the right granted under this Section 5j of the Plan shall have been exercised.

        Notwithstanding the foregoing, if any right granted pursuant to this
Section 5j of the Plan would make a Change in Control transaction ineligible for pooling of interests accounting under APB No. 16 than but for this Section 5j of the Plan would otherwise be eligible for such accounting treatment, the Committee shall have the authority to replace the cash payable pursuant to this
Section 5j of the Plan with Stock having a Fair Market Value equal to the cash that would otherwise be payable hereunder. For purposes of this Section 5j only, the date of grant of any Stock Option approved by the Committee on December 19, 2000 shall be deemed to be the date on which the Plan is approved by the Company's stockholders.

        k. Initial Grants. On December 19, 2000, the Committee granted the Stock Options set forth on Annex B, subject to approval by the stockholders of the Company.

        The exercise price of each Option will be the greater of: (i) $30.00 per share, (ii) the Fair Market Value per share of Common Stock on the grant date of the Option, or (iii) the Fair Market Value per share of Common Stock on the date of stockholder approval of the 2002 Plan.

6. CHANGE IN CONTROL PROVISIONS.

        a. Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, any Stock Options outstanding as of the date such Change in Control is determined to have occurred, and not then vested and exercisable, shall become vested and exercisable to the full extent of the original grant, provided that such accelerated vesting shall occur only if the Optionee is an active full-time employee of the Company or any of its Affiliates as of such date.

        b. Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

              (i) the acquisition (other than by the Company or by an employee benefit plan or related trust sponsored or maintained by the Company), directly or indirectly, in one or more transactions, by any person or by any group of persons, within the meaning of Section 13(d) or 14(d) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of twenty-five percent or more of either the outstanding shares of common stock or the combined voting power of the Company's outstanding voting securities entitled to vote generally, if the acquisition was not previously approved by the existing directors;

              (ii) the acquisition (other than by the Company or by an employee benefit plan or related trust sponsored or maintained by the Company), directly or indirectly, in one or more transactions, by any such person or by any group of persons of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of fifty percent or more of either the outstanding shares of common stock or the combined voting power of the Company's outstanding voting securities entitled to vote generally, whether or not the acquisition was approved by the existing


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


           directors, other than an acquisition that complies with clause (x) and (y) of paragraph (iii);

              (iii) consummation of a reorganization, merger or consolidation of the Company or the sale or other disposition of all or substantially all of the Company's assets unless, immediately following such event,
           (x) all or substantially all of the stockholders of the Company immediately prior to such event own, directly or indirectly, seventy-five percent or more of the then outstanding voting securities entitled to vote generally of the resulting corporation (including without limitation, a corporation which as a result of such event owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Company's outstanding voting securities entitled to vote generally immediately prior to such event and (y) the securities of the surviving or resulting corporation received or retained by the stockholders of the Company is publicly traded;

              (iv) approval by the stockholders of the complete liquidation or dissolution of the Company; or

              (v) a greater than one-third change in the composition of the Board of Directors within 24 months if not approved by a majority of the pre-existing directors.

        c. Change in Control Price. For purposes of the Plan, "Change in Control Price" means the higher of:

           (1) the highest reported sales price, regular way, of a share of Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national securities exchange on which such shares are listed or on Nasdaq, as applicable, during the ninety (90) day period prior to and including the date of a Change in Control, and or

           (2) if the Change in Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of Stock paid in such tender or exchange offer or Business Combination; provided, however, that in the case of a Stock Option which:

               (a) is held by an Optionee who is an officer of the Company and is subject to Section 16(b) of the Exchange Act, and

               (b) was granted within two hundred and forty (240) days of the Change in Control, then the Change in Control Price for such Stock Option shall be the Fair Market Value of the Stock on the date such Stock Option is exercised or canceled. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.

7. TERM, AMENDMENT AND TERMINATION.

        The Plan will terminate on December 19, 2010. Stock Options outstanding as of December 19, 2010 shall not be affected or impaired by the termination of the Plan.


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


        The Committee shall have authority to amend the Plan without the approval of the Company's stockholders to take into account changes in law and tax and accounting rules, including Rule 16b-3 and Section 162(m) of the Code; provided that no amendment shall be made without the Optionee's consent which would impair the rights of an Optionee under a Stock Option theretofore granted.

8. UNFUNDED STATUS OF PLAN.

        It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

9. GENERAL PROVISIONS.

        a. The Committee may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

        Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Stock under the Plan prior to fulfillment of all of the following conditions:

           (1) the listing or approval for listing

           (2) any registration or other qualification

           (3) the obtaining of any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

        b. Nothing contained in the Plan shall prevent the Company or any of its Affiliates from adopting other or additional compensation arrangements for any Optionee.

        c. The adoption of the Plan shall not confer upon any Optionee any right to continued employment, nor shall it interfere in any way with the right of the Company or any of its Affiliates to terminate the employment of any Optionee with or without cause at any time whatsoever absent a written employment contract to the contrary.

        d. No later than the date as of which an amount first becomes includable in the gross income of the Optionee for federal income tax purposes with respect to any Stock Option under the Plan, and prior to the delivery of any shares of Stock to any Optionee, the Optionee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld by the Company with respect to such amount. In the discretion of the Committee, withholding obligations may be settled with Stock in an amount having a Fair Market Value not exceeding the minimum withholding tax payable by the Optionee with respect to the income recognized, including Stock that is subject to the Stock

Option that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any of its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Optionee. The Committee shall establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with Stock.

        e. In the case of a grant of a Stock Option to any employee of a Company Affiliate, the Company, may, if the Committee so directs, issue or transfer the shares of Stock covered by the Stock Option to the Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer the shares of Stock to that Optionee in accordance with the terms of the Stock Option specified by the Committee pursuant to the provisions of the Plan.

        f. The Plan and all Stock Options made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of law.

10. EFFECTIVE DATE OF PLAN.

        Subject to approval by the stockholders of the Company, the Plan shall be effective on December 11, 2001.



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